SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

July 14, 2016

ROYALE ENERGY, INC.
(Exact name of registrant as specified in its charter)

California	0-22750	33-02224120
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

3777 Willow Glen Drive
El Cajon, California 92019
(Address of principal executive office)
Issuer's telephone number:  (619) 383-6600

Section 3  Securities and Trading Markets

Item 3.02  Unregistered Sales of Equity Securities

On July 14, 2016, Royale Energy issued 600,000 shares of common stock to its Chairman of the Board, Harry E Hosmer, as a final payment pursuant to existing consulting and expense reimbursement arrangements with the Company in the amount of $270,000.  The share price at which the stock was issued was determined based on the company’s stock price on July 7, 2016.  The stock was issued in reliance on the exemption from securities registration requirements contained in Section 4(2) of the Securities Act of 1933 and were issued pursuant to a compensation arrangement approved by the board of directors pursuant to Rule 16b-3 promulgated by the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROYALE ENERGY, INC.

Date: July 20, 2016	/s/ Stephen M. Hosmer
Stephen M. Hosmer, Co-President, Co-Chief Executive Officer and Chief Financial Officer